UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)		27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Shareholder Approval of the Unifi, Inc. 2013 Incentive Compensation Plan

On October 23, 2013, Unifi, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Registrant’s shareholders approved the Unifi, Inc. 2013 Incentive Compensation Plan (the “Plan”). The Plan was originally adopted by the Registrant’s Board of Directors (the “Board”) in July 2013, subject to shareholder approval.

Upon such shareholder approval at the Annual Meeting, the Plan replaced and superseded the Unifi, Inc. 2008 Long-Term Incentive Plan (the “Prior Plan”). No additional awards will be granted under the Prior Plan, although outstanding awards previously made under the Prior Plan will continue to be governed by the terms of the Prior Plan. The Registrant has reserved for issuance under the Plan an aggregate of 1,000,000 shares of Common Stock that may be granted in connection with awards under the Plan. Any shares of Common Stock subject to an outstanding award under the Prior Plan that expires, is forfeited or otherwise terminates unexercised, will be added to the shares of Common Stock reserved for issuance under the Plan. Any shares of Common Stock covered by an award granted under the Plan that are forfeited because of a failure to meet an award contingency or condition shall again be available for new awards under the Plan.

The Plan authorizes a variety of types of equity-based and cash-based awards. Employees of the Registrant, including the Registrant’s principal executive officer, principal financial officer, and other named executive officers, may receive the following types of incentive awards under the Plan: performance grants, performance shares, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock unit and performance share units. Non-employee directors and other eligible non-employee service providers may receive restricted stock awards, restricted stock units, performance share units, vested shares, nonstatutory options and stock appreciation rights under the Plan.

The description in this Item 5.02 is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1.  For a more complete description of the Plan, please refer to the discussion under “Proposal 2” in the Registrant’s proxy statement filed with the Securities and Exchange Commission on September 13, 2013.

Appointment of Chief Financial Officer

On October 23, 2013, the Board appointed James M. Otterberg as the Registrant’s Vice President and Chief Financial Officer, effective immediately. Mr. Otterberg previously served as interim Chief Financial Officer since August 12, 2013. He will continue in his role as the Registrant’s principal accounting officer, which he has held since October 2011. A copy of the press release regarding Mr. Otterberg’s appointment as Chief Financial Officer is filed herewith as Exhibit 99.1.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting:

Proposal 1: Election of Directors. The Registrant’s shareholders elected the following nine nominees as directors, to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
William J. Armfield, IV	14,324,347	185,093	3,011,067
R. Roger Berrier, Jr.	14,064,527	444,913	3,011,067
Archibald Cox, Jr.	14,295,018	214,422	3,011,067
William L. Jasper	14,283,542	225,898	3,011,067
Kenneth G. Langone	11,147,535	3,361,905	3,011,067
George R. Perkins, Jr.	14,305,346	204,094	3,011,067
Suzanne M. Present	14,344,525	164,915	3,011,067
G. Alfred Webster	14,343,480	165,960	3,011,067
Mitchel Weinberger	14,038,831	470,609	3,011,067

Proposal 2: Approval of the 2013 Incentive Compensation Plan. The Registrant’s shareholders approved the Unifi, Inc. 2013 Incentive Compensation Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
13,951,959	518,689	38,792	3,011,067

Proposal 3: Advisory Vote on Executive Compensation. The Registrant’s shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
13,484,925	1,022,166	2,349	3,011,067

Proposal 4: Ratification of the Independent Registered Public Accounting Firm. The Registrant’s shareholders ratified the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 29, 2014 by the following vote:

For	Against	Abstentions	Broker Non-Votes
17,503,632	15,521	1,354	—

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Unifi, Inc. 2013 Incentive Compensation Plan

10.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors

99.1	Press release disseminated on October 23, 2013 relating to the appointment of James M. Otterberg as the Registrant’s Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: October 23, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Unifi, Inc. 2013 Incentive Compensation Plan

10.2	Form of Restricted Stock Unit Agreement for Non-Employee Directors

99.1	Press release disseminated on October 23, 2013 relating to the appointment of James M. Otterberg as the Registrant’s Chief Financial Officer